Exhibit 3.1

By-Laws

of

Command security CORPORATION

Article I - Offices

The principal office of the corporation shall be in the Town of Marlboro, County of Orange, State of New York. The corporation may also have offices at such other places within or without the State of New York as the board may from time to time determine or the business of the corporation may require.

Article II - Shareholders

1.	Place of meetings.

Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of New York as the board shall authorize.

2.	annual meetings.

The annual meeting of the shareholders shall be held on the fourth Wednesday in July at 10:00 A.M. in each year if not a legal holiday, and, if a legal holiday, then on the next business day following at the same hour, when the shareholders shall elect a board and transact such other business as may properly come before the meeting.

3.	special meetings.

Special meetings of the shareholders may be called by the board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning more than 10% of the capital stock issued and outstanding entitled generally to vote for the election of the directors.

Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.	Fixing record date.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

5.	NOTICE OF MEETINGS OF SHAREHOLDERS.

Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6.	WAIVERS.

Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.	QUORUM OF SHAREHOLDERS.

Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The shareholders present may adjourn the meeting despite the absence of a quorum.

8.	PROXIES.

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

9.	QUALIFICATION OF VOTERS.

Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

10.	VOTE OF SHAREHOLDERS.

Except as otherwise required by statute or by the certificate of incorporation:

(a)	directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election;

(b)	all other corporate action shall be authorized by a majority of the votes cast.

11.	WRITTEN CONSENT OF SHAREHOLDERS.

Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the certificate of incorporation.

ARTICLE III - DIRECTORS

1.	BOARD OF DIRECTORS.

Subject to any provision in the certificate of incorporation the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age and may be shareholders.

2.	NUMBER OF DIRECTORS.

The number of directors shall be five (5).

When all of the shares are owned by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders.

3.	ELECTION AND TERM OF DIRECTORS.

At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

4.	NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the certificate of incorporation. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders unless otherwise provided in the certificate of incorporation. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

5.	REMOVAL OF DIRECTORS.

Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

6.	RESIGNATION.

A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.	QUORUM OF DIRECTORS.

Unless otherwise provided in the certificate of incorporation, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.

8.	ACTION OF THE BOARD.

Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

9.	PLACE AND TIME OF BOARD MEETINGS.

The board may hold its meetings at the office of the corporation or at such other places, either within or without the State of New York, as it may from time to time determine.

10.	REGULAR ANNUAL MEETING.

A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

11.	NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.

(a)          Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon three days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

(b)          A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

12.	CHAIRMAN.

At all meetings of the board the president, or in his absence, a chairman chosen by the board shall preside.

13.	EXECUTIVE AND OTHER COMMITTEES.

The board, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

14.	COMPENSATION.

No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance, at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV - OFFICERS

1.	OFFICES, ELECTION, TERM.

(a)          Unless otherwise provided for in the certificate of incorporation, the board may elect or appoint a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

(b)          All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

(c)          Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.

2.	REMOVAL, RESIGNATION, SALARY, ETC.

(a)          Any officer elected or appointed by the board may be removed by the board with or without cause.

(b)          In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

(c)          Any two or more offices may be held by the same person, except the offices of president and secretary. When all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices.

(d)          The salaries of all officers shall be fixed by the board.

(e)          The directors may require any officer to give security for the faithful performance of his duties.

3.	PRESIDENT.

The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and of the board; he shall have the management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect.

4.	VICE-PRESIDENTS.

During the absence or disability of the president, the vice-president, or if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

5.	SECRETARY.

The secretary shall:

(a)          attend all meetings of the board and of the shareholders;

(b)          record all votes and minutes of all proceedings in a book to be kept for that purpose;

(c)          give or cause to be given notice of all meetings of shareholders and of special meetings of the board;

(d)          keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;

(e)          when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

(f)           keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner,

(g)          perform such other duties as may be prescribed by the board.

6.	ASSISTANT SECRETARIES.

During the absence or disability of the secretary, the assistant secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

7.	TREASURER.

The treasurer shall:

(a)          have the custody of the corporate funds and securities;

(b)          keep full and accurate accounts of receipts and disbursements in the corporate books;

(c)          deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;

(d)          disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

(e)          render to the president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation;

(f)           render a full financial report at the annual meeting of the shareholders if so requested;

(g)          be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation;

(h)          perform such other duties as are given to him by these by-laws or as from time to time are assigned to him by the board or the president.

8.	ASSISTANT TREASURER.

During the absence or disability of the treasurer, the assistant treasurer, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the treasurer.

9.	SURETIES AND BONDS.

In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

ARTICLE V - CERTIFICATES FOR SHARES

1.	CERTIFICATES.

The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice-president and the treasurer or the secretary and shall bear the corporate seal.

2.	LOST OR DESTROYED CERTIFICATES.

The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3.	TRANSFERS OF SHARES.

(a)          Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

(b)          The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

4.	CLOSING TRANSFER BOOKS.

The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding (1) any shareholders’ meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

ARTICLE VI - DIVIDENDS

Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board shall think conducive to the interests of the corporation, and the board may modify or abolish any such reserve.

ARTICLE VII - CORPORATE SEAL

The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE VIII - EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

ARTICLE IX - FISCAL YEAR

The fiscal year shall begin the first day of April in each year.

ARTICLE X - REFERENCES TO CERTIFICATE OF INCORPORATION

Reference to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE XI – By-Law changes

1.	Amendment, Repeal, adoption, election of directors.

(a)          Except as otherwise provided in the certificate of incorporation the by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by the board b y any by-law adopted by the board may also be amended by the shareholders entitled to vote thereon as hereinabove provided.

(b)          If any by-law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

AMENDMENTS TO BY-LAWS OF

COMMAND SECURITY CORPORATION

AS ADOPTED SEPTEMBER 28, 1992

The Board of Directors of Command Security Corporation (the “Corporation”), by unanimous written consent dated August 21, 1992, and by requisite approval of the shareholders at the Annual Meeting held on September 28, 1992, the bylaws of the Corporation are amended as follows:

Section 2 of Article II entitled "Annual Meeting" is hereby amended by adding the following to the end thereof:

"A shareholder may request that a proposal (other than a nomination for election to the board of directors) be presented at an annual meeting; provided that the proposal is received in writing at the Corporation's principal executive offices not less than one hundred twenty (120) calendar days nor more than one hundred fifty (150) calendar days in advance of the date the Corporation's proxy statement or information statement was mailed to shareholders in connection with the previous year's annual meeting; and provided further that if the date of the current year's annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement or information statement, such proposal must be received by the corporation a reasonable time before the Corporation solicits proxies for the annual meeting or mails its information statement. If the Corporation did not mail a proxy statement or information statement with respect to the previous year's annual meeting, the proposal must be received at the same place and within the same period of calendar days in advance of the date of the previous year's annual meeting."

Section 3 of Article II entitled "Special Meetings" is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

"Special meetings of the shareholders may be called by the board of directors or president provided that in the event of a failure to elect a sufficient number of directors to conduct the business of the corporation or the failure of the board of directors to fix a date for a meeting to elect such directors within a period of thirteen (13) months of the last annual meeting of shareholders, the board of directors must call a special meeting for the election of directors within two (2) weeks after the expiration of the thirteen (13) month period. If such special meeting is not called by the board within two (2) weeks after the expiration of the thirteen (13) month period or it is so called but there is a failure to elect such directors for a period of two (2) months after the expiration of such period, holders of ten percent (10%) of the outstanding shares of the Corporation entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the exclusive purpose of electing directors specifying the date and the month thereof, which shall not be less than sixty (60) or more than ninety (90) days from the date of such written demand. The secretary of the Corporation, upon receiving the written demand, shall promptly give notice of such meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice for such meeting."

Section 2 of Article III entitled "Number of Directors" is hereby amended by deleting the first sentence thereof and inserting the following in lieu thereof:

"The number of directors on the board of directors shall be no less than three (3) nor more then twenty-one (21), with the exact number being established from time to time by resolution of the board of directors. Any resolution increasing or decreasing the maximum and minimum number o£ directors or the exact number of directors established from time to time by the board shall be approved by a vote of at least two-thirds (2/3) of the entire board."

Section 3 Article III of the Company's Bylaws as set forth in Appendix I is hereby amended as follows:

"The board of directors shall be divided into two (2) classes in respect of term of office, commencing with the first annual meeting at which at least six (6) directors are to be elected to the board. Each class shall be as nearly equal in number as possible, and no class shall include less than three (3) directors. The terms of office of the directors initially classified shall be as follows: That of the first class shall expire at the next annual meeting of shareholders and the second class at the second succeeding annual meeting. At each annual meeting after the initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the second succeeding annual meeting and until their successor shall be elected and qualified."

Section 4 of Article III entitled "Newly Created Directorships and Vacancies" is hereby amended by inserting the following at the end of such Section:

"The board of directors shall designate the class that any nominee shall be a part of; provided that all classes shall be as nearly equal in number as possible, and provided that no such designation shall impair or extend the term of any director whose term of office does not expire at the annual meeting for which the designation shall be effective."

Section 5 of Article III entitled "Removal of Directors" is hereby amended by deleting the period at the end of the first sentence and inserting the word "and" in lieu thereof and by inserting the following at the beginning of such Section:

"Except as otherwise provided in the Certificate of Incorporation,"

Section 8 of Article III entitled "Action of the Board" has been amended by inserting the following at the end of such Section:

"Any one or more members of the board or any committee thereof may participate in a meeting of such board or committee by means of a conference, telephone or similar communications equipment allowing all persons participating in such meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting."

Section 11 of Article III entitled "Notice of Meetings of the Board, Adjournment" is hereby amended by deleting the phrase "on written request of two directors" in the second sentence of such Section and inserting the following in lieu thereof:

"on written request of a majority of the board of directors"

Article III - "Directors" is hereby further amended by adding the following Section 15 to the end of said Article:

"Section 15 - "Nominations to the Board". Any nomination to the board (other than one proposed on behalf of existing management) made by any shareholder must be made in writing and must be received at the Corporation's principal executive offices not less than One Hundred Twenty (120) calendar days nor more than One Hundred Fifty (150) calendar days in advance of the date the Corporation’s proxy statement or information statement was mailed to shareholders in connection with the previous year's annual meeting for the election of directors; and provided further that if the date of the current year's annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement or information statement, such proposal must be received by the corporation a reasonable time before the corporation solicits proxies for the election of directors. If the corporation did not mail a proxy statement or information statement with respect to the previous year's annual meeting, the proposal must be received at the same place and within the same period of calendar days in advance of the previous year's annual meeting. If such nomination is given in connection with a special meeting for the election of directors, it shall be received by the corporation not more than seven (7) calendar days after the notice of special meeting is first mailed to the Corporation's shareholders. The notice of nomination shall contain the following information: (a) the full names and residence and business addresses of each of the proposed nominees; (b) the business experience of each of the proposed nominees for the most recent five (5) years, including principal occupations and employment; (c) name, principal business and size of any entity in which such occupations and employment were carried on; (d) the number of shares of the Corporation's capital stock owned directly or indirectly by each of the proposed nominees; (e) a description of any legal or administrative proceedings or order or decree any nominee is or has been a party to or is or was subject to during the most recent five (5) years; (f) the name and residence and business address of the shareholder who makes the nomination; (g) the number of shares of the Corporation's capital stock owned directly or indirectly by the shareholder who makes the nomination; and (h) any other information regarding each of the nominees required by Schedule 14A of the Securities Exchange Act of 1934, as amended or any successor provision. Any nomination not made in strict accordance with the foregoing provisions, at the direction of the chairman of the board, shall be disregarded by the vote tellers."

Subclause (a) of the Section entitled "Amendment" of Article XI entitled, "By-Law Changes" is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

"Except as otherwise provided in the certificate of incorporation, these bylaws may be amended at any regular meeting of the board of directors by the vote of a majority of directors present; provided (i) that, unless waived by the affirmative vote of two-thirds (2/3) of the entire board, a notice specifying the change or amendment shall have been given at the previous regular board meeting and entered into the minutes of the board; (ii) that, unless waived by the affirmative vote of two-thirds (2/3) of the entire board; a written statement to the effect that the change or amendment shall be acted upon shall be stated in the notice of the meeting mailed to directors; and (iii) any bylaw that requires the vote of greater than a majority of the board to take action thereunder may be amended by the board of directors only if such amendment is approved by at least the number of directors required to take action pursuant to that bylaw. Notwithstanding the foregoing, the board shall not have the authority to alter, amend, rescind or repeal any bylaw which shall have been adopted or ratified by the shareholders; and provided further that, except as otherwise provided in the certificate of incorporation, any bylaw made by the board may be altered, amended, rescinded or repealed by the holders of a majority of the outstanding shares entitled to vote thereon."

AMENDMENT TO BY-LAWS OF

COMMAND SECURITY CORPORATION

AS ADOPTED SEPTEMBER 20, 2006

On September 20, 2006, the Board of Directors of Command Security Corporation amended the By-Laws as follows:

Section 12 of Article III entitled "Chairman" is hereby amended by deleting the text thereof in its entirety and inserting the following in lieu thereof:

“At all meetings of the board the president, or in his absence, one or more chairmen chosen by the board shall preside.”

Amendment to By-laws

Of

Command Security Corporation

As Adopted on September 19, 2013

This Amendment (this “Amendment”) to the By-Laws (the “By-Laws”) of Command Security Corporation (the “Corporation”), is adopted by a majority of the board of directors of the Corporation present at a meeting held on September 19, 2013, pursuant to Article XI, Section (a) of the By-Laws and does hereby amend the By-Laws as follows:

Section 2 of Article II the By-Laws is deleted in its entirety and replaced with the following:

2. Annual Meeting. The Annual Meeting of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the shareholders shall elect those members of the Board of Directors to be elected in such year in accordance with Article III Section 3, and transact such other business as may properly be brought before the meeting.